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                                                                   EXHIBIT A-8







                                     BY-LAWS

                                       OF

                          ECGC ACQUISITION GAS COMPANY









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                                     BY-LAWS
                                       OF
                          ECGC ACQUISITION GAS COMPANY

                                   ARTICLE I.

                                  NAME AND SEAL

          The name of this Corporation shall be ECGC ACQUISITION GAS COMPANY.

          The Board of Directors shall have power to adopt and alter the form of the seal of the Corporation.

                                   ARTICLE II.

                                PRINCIPAL OFFICE

          The principal office shall be in the Town of Weston, County of Middlesex, Commonwealth of Massachusetts. The Corporation may also have offices at such other places as the Board of Directors may, from time to time, appoint, or the business of the Corporation may require.

                                  ARTICLE III.

                                  STOCKHOLDERS

     SECTION 1. MEETINGS. All meetings of the Stockholders shall be held at the principal office of the Corporation in Weston, Massachusetts unless some other place in Massachusetts is stated in the notice of meeting.

     SECTION 2. ANNUAL MEETING. The annual meeting of the Stockholders of this Corporation shall be held at such time and date as the Board of Directors, by Resolution, shall determine and as set forth in the notice of meeting. If the Board of Directors fails so to determine the time, date, and place of meeting, the annual meeting of Stockholders shall be held on the third Tuesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next succeeding Tuesday not a legal holiday, for the election of Directors and for the transaction of such other business as properly may come before such meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date earlier provided for, a subsequent meeting may be held in its place, and any business transacted or elections held at such meeting shall be valid as if transacted or held at the annual meeting. Such subsequent


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meeting shall be called in the same manner as provided for special meetings of the Stockholders.

          SECTION 3. SPECIAL MEETINGS. Special meetings of the Stockholders of this Corporation shall be held whenever called by the President, a Vice President, or a majority of the Board of Directors, or whenever one or more Stockholders who are entitled to vote, and who hold at least one-third part in interest of the capital stock entitled to vote on the subject matter in question shall make written application to the Clerk, stating the time, place and purpose of the meeting applied for.

          SECTION 4. NOTICE OF MEETINGS. Notice of all meetings of the Stockholders, stating the time and place of the meetings and the nature of the business to be considered shall be given in writing by the Clerk of the Corporation to each Stockholder of record, entitled to vote thereat, addressed to him or her at his or her address as it appears on the books of the Corporation, at least seven days and not more than sixty (60) days before the time fixed for the meeting. If any Stockholder shall have failed to inform the Corporation of his or her post office address, no notice need be sent to him or her. Notice of any regular or any special meeting may be waived in writing by any Stockholder entitled to notice, and whenever all such Stockholders shall meet in person or by proxy filed with the Clerk of the meeting or shall have waived notice in writing, the meeting shall be valid for all purposes without call or notice, and at that meeting any corporate action may be taken. No holder of stock of any class shall be entitled to receive notice of any meeting of holders of any class of stock unless he or she is entitled to vote at that meeting.

          SECTION 5. QUORUM. At any meeting of the Stockholders, whether of one or more than one class, a majority in voting power of all the shares of capital stock issued and outstanding, and entitled to vote at the meeting, represented by Stockholders of record in person or by proxy, shall constitute a quorum, but whenever a quorum is not present, a majority in interest of the Stockholders present may adjourn any meeting from time to time (provided no adjournment shall be for more than three months), and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in voting power of the shares represented and entitled to vote shall decide any questions brought before such meeting, unless the question is one upon which by express provision of law or of these By-laws a larger or different vote is required, in which case such express provision shall govern the decision of such question.

          SECTION 6. PROXIES AND VOTING. At each meeting of the Stockholders every Stockholder having the right to vote thereat shall be entitled, for each share of stock outstanding in his or her name on the books of the Corporation, to one vote in person or by proxy. All proxies shall be appointed by an instrument subscribed by the Stockholder entitled to vote and bearing a date not more than six months prior to that meeting which shall be filed with the Clerk of the meeting before being voted. A telegram or cablegram appearing to have been transmitted by the proper person or a photographic, photostatic, telecopied, faxed or


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equivalent reproduction of a writing appointing a proxy shall be deemed a sufficient, signed proxy appointment form. No such proxy shall be valid after the final adjournment of the meeting. The vote for Directors and, upon the demand of any stockholder, a vote upon any question before the meeting, shall be by ballot. Each proxy shall be deemed valid unless challenged during the meeting.

          SECTION 7. RECORD DATE OR CLOSING TRANSFER BOOKS FOR STOCKHOLDERS' MEETINGS. For the purpose of determining the stockholders having the right to notice of and to vote at any meeting of Stockholders or any adjournment thereof the Board of Directors may as hereinafter provided in Article XVIII fix in advance a record date, or, without fixing such date, may close the transfer books of the Corporation.

          SECTION 8. NOTICE OF STOCKHOLDER BUSINESS AT MEETINGS. At any meeting of Stockholders, only such business shall be conducted as shall have been properly brought before the meeting as hereinafter provided. In addition to any other requirements imposed by law, the Articles of Organization or these By-Laws, to be properly brought before a meeting each item of business must either (a) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or the persons calling the meeting as herein provided, (b) be otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) be otherwise properly brought before the meeting by a Stockholder as hereinafter provided. For business to be properly brought before a meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Clerk of the Corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the meeting of Stockholders is given or made to Stockholders, to be timely, notice by the Stockholder of business to be conducted at a meeting must be received by the Clerk not later than the close of business on the tenth day following the day on which notice of the date of the meeting of Stockholders was mailed or such public disclosure was made to the Stockholders. A Stockholder's notice to the Clerk shall set forth as to each matter he or she proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the Stockholder or Stockholders proposing such business, (c) the class or classes of stock and number of shares of such class or classes of stock which are beneficially owned by the proposing Stockholder or Stockholders, and (d) any material interest of the proposing Stockholder or Stockholders in such business.

          Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this section. The Chairman of a meeting shall, if the facts warrant, determine and declare to the persons attending the meeting that business was not properly brought before the meeting in accordance with the provisions of this section, and he or she shall further declare that any such business not properly brought before such meeting shall not be transacted. The Chairman of a meeting of


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Stockholders shall have absolute authority to decide questions of compliance with the foregoing procedures and his or her ruling thereon shall be final and conclusive.

                                   ARTICLE IV.

                                    DIRECTORS

          SECTION 1. ELECTION AND NUMBER. The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) Directors; provided, however, that the number may be amended from time to time only by affirmative vote of the majority of the Board of Directors. The holders of Common Stock shall elect the number of Directors so fixed at the annual meeting, or at the meeting held in lieu of the annual meeting. Subject to death, resignation or removal, each Director shall hold office until the next annual meeting or until his or her successor is elected and qualified. Directors may, but need not be Stockholders of the Corporation.

          SECTION 2. POWERS. The business of the Corporation shall be managed by the Directors. In the management and control of the property, business and affairs of the Corporation, the Board of Directors is hereby vested with all the powers possessed by the Corporation itself, so far as this delegation of authority is not inconsistent with the laws of the Commonwealth of Massachusetts, or with these By-laws. No contract or other transaction between this Corporation and any other corporation or association shall be affected by the fact that Directors or Officers of this Corporation are interested in, or are directors or officers of, such other corporation or association.

          SECTION 3. MEETINGS. Regular meetings of the Board of Directors shall be held in such places and at such times, within or without the Commonwealth of Massachusetts as the Board may by vote from time to time determine, and if so determined, no notice of regular meetings need be given. Special meetings of the Board of Directors may be held at any time or place whenever called by the President, a Vice President, the Clerk, or three or more Directors, notice of at least twenty-four hours being given by the Clerk or an Assistant Clerk or the Officer calling the meeting, to each Director in person or by telephone, or delivered, mailed, or telegraphed, to his or her usual address, or at any time without formal notice, provided all the Directors are present, or those not present have waived notice in writing or by telegraph. Such special meetings shall be held at such times and places, within or without the Commonwealth, as the notice or waiver shall specify. Unless otherwise specified in the notice, any and all business may be transacted at any meeting of the Board. The Board may hold meetings by telephonic conference calls.

          SECTION 4. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business, but whenever a quorum is not present, a small number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority of the members present shall decide any question brought before such meeting, except as otherwise provided by law, the Articles of Organization, or by these By-laws.


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          SECTION 5. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Directors may be taken without a meeting if all the Directors consent to the action in writing and the written consents are filed with the records of the meetings of the Directors. Such consents shall be treated for all purposes as a vote taken at a meeting.

          SECTION 6. PRESUMPTION OF ASSENT. A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he or she dissents or abstains from voting on the action and such dissent and abstention is entered in the minutes of the meeting, or unless he or she files his or her written dissent to such action before the adjournment of the meeting or by registered mail to the Clerk of the Board immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

                                   ARTICLE V.

                         EXECUTIVE AND OTHER COMMITTEES

          The Board of Directors may elect from their own number an executive committee to consist of not less than three nor more than seven members. Except as prohibited by law, the executive committee shall have and exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation when the Board of Directors is not in session. The executive committee shall report all action taken by it to the Board of Directors for approval. The executive committee may make rules for the notice, holding, conduct and keeping of records, of its meeting.

          The Board of Directors may likewise elect from their own number other committees from time to time, the number composing such committees and the powers conferred upon them to be determined by vote of the Board of Directors.

          Committees composed of members of the Board of Directors designated by a resolution adopted by a majority of the whole Board of Directors, to the extent provided by such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee.


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                                   ARTICLE VI.

                      COMPENSATION OF DIRECTORS AND OTHERS

          Directors shall receive such compensation for their services as Directors as shall be determined from time to time by resolution of the Board. Directors shall not be prohibited from serving this Corporation in any other capacity and receiving compensation for it. Members of special or standing committees may be allowed compensation, determined by resolution or vote of the Board of Directors. Any compensation so determined by the Board of Directors shall be subject, as to any payments not already made, to revision or amendment by the Stockholders.

                                  ARTICLE VII.

                                    OFFICERS

          SECTION 1. The Officers of this Corporation shall be a President, a Clerk, and a Treasurer. The Board of Directors in its discretion may elect a Chairman of the Board of Directors, who, when present, shall preside at all meetings of the Board of Directors, and who shall have such other powers as the Board shall from time to time prescribe. The Board of Directors in its discretion may also from time to time elect one or more Vice Presidents. The President, the Clerk, the Treasurer, and all other Officers shall be elected by the Board of Directors as soon as may be practicable after its election by the Stockholders, and shall hold office until their successors are duly elected and qualified, subject, however, to the provisions of Article XII and a meeting of the Directors may be held without notice for this purpose immediately after the annual meeting of the Stockholders, and at the same place. Any person may hold more than one office provided the duties can be consistently performed by the same person.

          SECTION 2. ELIGIBILITY OF OFFICERS. The President and the Chairman of the Board of Directors may, but need not, be Stockholders. The Vice Presidents, Clerk, Treasurer, and such other Officers as may be elected, may be, but need not be, Stockholders of this Corporation.

          SECTION 3. ADDITIONAL OFFICERS, AGENTS AND REPRESENTATIVES. The Board of Directors in its discretion may elect such additional Officers, including a general manager, one or more Assistant Clerks, one or more Assistant Treasurers, and such other Officers, agents and representatives of the Corporation, with such powers, and to perform such acts or duties on behalf of the Corporation, as the Board of Directors may see fit, to the extent


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authorized or permitted by law, the Articles of Organization and these By-laws.
All such Officers, agents and representatives shall hold office at the pleasure of the Board of Directors.

                                  ARTICLE VIII.

                                    PRESIDENT

          When present, the President shall preside at all the meetings of the Stockholders. Unless a Chairman of the Board of Directors has been elected and is present, the President, when present, shall preside at all meetings of the Directors. The President shall perform such duties and shall have such powers as the Board of Directors shall from time to time designate.

                                   ARTICLE IX.

                                 VICE PRESIDENTS

          A Vice President, if elected, shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates for shares of stock, bonds, deeds and contracts of the Corporation, and shall perform such other duties and have such other powers as the Board of Directors shall from time to time designate. If more than one Vice President is elected, the Board of Directors may specify the order in which they shall act as substitutes for the President and may specify different powers and duties for each.

                                   ARTICLE X.

                                      CLERK

          The Clerk may be, but need not be, a resident of the Commonwealth of Massachusetts. He or she shall be sworn and shall attend and keep the minutes of all meetings of the Board of Directors. He or she shall arrange for giving and serving of all notices, and shall attend and keep the minutes, of all meetings of the Stockholders. He or she shall have custody of the corporate seal of the Corporation. The Clerk may execute and deliver on behalf of the Corporation certified copies of the records of the Corporation and such other instruments under its corporate seal, and such other instruments, as may be ordered by the Board of Directors. He or she shall perform such other duties and have such other powers as the Board of Directors may from time to time designate. In the absence or disability of the Clerk, an Assistant Clerk, if any, or a clerk pro tempore, shall perform all the duties of the Clerk. Such Assistant Clerk or clerk pro tempore may be, but need not be, a resident of the Commonwealth of Massachusetts.


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                                   ARTICLE XI.

                                    TREASURER

          The Treasurer, subject to the control of the Board of Directors, shall have the management and possession of all funds and securities of the Corporation (other than his or her own bond, if one is required, which shall be in the custody of the President) and shall have and exercise under the supervision of the Board of Directors all of the powers and duties commonly incident to his or her office. He or she shall, if required by the Board of Directors, give bond for the faithful performance of his or her duties in such forms and with such sureties as may be required by the Board of Directors. He or she may, subject to the control of the Board of Directors, deposit the funds and securities of the Corporation in any one or more banks or other depositories, and may disburse them by checks or other instruments signed by him or her or, in the case of payroll checks, by such person as he or she may designate. He or she may endorse for deposit or collection all checks, notes and other instruments payable to the Corporation or its order and may accept drafts on its behalf. Together with the President or a Vice President he or she may sign bonds and certificates of stock of the Corporation. He or she shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and, together with all its property in his or her possession, shall be subject at all times to the inspection and control of the Directors. He or she shall perform such other duties and have such other powers as the Board of Directors may from time to time designate.

                                  ARTICLE XII.

                            RESIGNATIONS AND REMOVAL

          Any Officer or Director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the Chairman of the Board, the President, or to the Clerk, and any member of any committee may resign by giving written notice as stated above or to the committee of which he or she is a member or to its chairman. Any such resignation shall take effect at the time specified in it, but if no time is specified, upon its receipt; and unless otherwise specified in the resignation, its acceptance shall not be necessary to make it effective.

          Directors elected by Stockholders, including persons elected by Directors to fill vacancies in the Board, may be removed from their respective offices with or without cause by the vote of the holders of a majority of the shares entitled to vote in the election of Directors, provided, that the Directors of a class elected by a particular class of Stockholders may be removed only by the vote of the holders of a majority of the shares of the particular class of Stockholders entitled to vote for the election of such Directors; Officers elected or appointed by the Directors may be removed from their respective offices with or without cause by vote of a majority of the


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Directors then in office; any Director elected by the Stockholders may be removed from his or her office for cause by vote of a majority of the Directors then in office.

          A Director or Officer may be removed for cause only after a reasonable notice and opportunity to be heard before the body proposing to remove him or her.

                                  ARTICLE XIII.

                                    VACANCIES

          If the office of any Director, Officer, or agent, one or more, becomes vacant by reason of death, resignation, removal, disqualification or otherwise, the remaining Directors, though less than a quorum may, by a vote of a majority of such remaining Directors choose a successor or successors, who shall hold office for the unexpired term.

                                  ARTICLE XIV.

                     VOTING UPON STOCK OF OTHER CORPORATIONS

          If authorized by the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend and to act and vote at any meetings of the Stockholders of any company in which this Corporation may hold stock, and at any such meeting shall possess and exercise any and all the rights and powers incident to the ownership of stock, which, as the owner, this Corporation might possess and exercise if present. The Board of Directors may confer like powers upon any other person or persons from time to time, and may revoke any such power so granted at its pleasure. The Board of Directors may authorize the President or any other Officer to sign on behalf of the Corporation a proxy to vote stock of any company owned by the Corporation at any meeting of the Stockholders of such company.

                                   ARTICLE XV.

                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

          CONTRACTS. The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

          LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.


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          CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidence of indebtedness issued in the name of the Corporation shall be signed by such Officer or Officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

          DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies, or other depositories as the Board of Directors may designate.

                                  ARTICLE XVI.

                                  CAPITAL STOCK

          SECTION 1. CERTIFICATES. Every Stockholder of the Corporation shall be entitled to a certificate or certificates in form prescribed by the Directors, and as required by law, duly numbered, under the seal of the Corporation, setting forth the number of shares represented by it. Such certificates shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer.

          SECTION 2. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent, or a registrar, or both, for the stock of the Corporation and may require all certificates for shares of stock to bear the countersignature of such transfer agent, or of such registrar, or of both.

          Upon transfer, the old shares shall be surrendered to the Corporation by delivery thereafter to the person in charge of the stock and transfer books and ledgers, or such other persons as the Board of Directors may designate, by whom they shall be canceled and new certificates shall be issued.

          Except as otherwise expressly provided by Massachusetts law, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person whether or not it was given express notice or other notice thereof.

          SECTION 3. FACSIMILE SIGNATURES. If the Board of Directors shall require all certificates for shares of a particular class of stock to bear the signature of the transfer agent and of the registrar, and the registrar is not the same person, partnership, association, trust or corporation as the transfer agent, the Board of Directors may provide that the signature of the President or a Vice President or of the Treasurer or an Assistant Treasurer of the Corporation, or both such signatures or the seal of the Corporation, or either or both such signatures and such seal, upon such certificate, may be facsimile, and such certificate shall be valid and effective for all purposes as if signed by such Officer or Officers and sealed with its corporate seal, as the case may be.


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          SECTION 4. CERTIFICATES SIGNED BY OFFICERS CEASING TO HOLD OFFICE. In
case any Officer of the Corporation authorized to sign certificates for shares of stock of the Corporation shall die or cease to hold office, the Board of Directors may, by vote, adopt and permit to be issued when duly countersigned, certificates bearing the signature, either real or facsimile of such Officer.

          SECTION 5. LOST OR DESTROYED CERTIFICATES. The holder of any shares of stock of the Corporation shall immediately notify the Corporation and its transfer agents and registrars, if any, of any loss or destruction of the certificates representing the same. The Corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any Officer or Officers of the Corporation any of the powers and authorities contained in this section.

          SECTION 6. TRANSFER OF SHARES. Shares of stock may be transferred, subject to such restrictions as may be set forth in the Articles of Organization, by delivery of the certificates, accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney, to sell, assign and transfer by the owner of the certificate. No transfer of any share or shares shall be of any effect as regards the Corporation nor shall it be in any way bound to recognize such transfer until it has been recorded on the books of the Corporation kept for that purpose. It shall be the duty of every Stockholder to notify the Corporation of his post office address.

          SECTION 7. SCRIP CERTIFICATES. No certificates for fractional shares of any class of stock shall be issued. In lieu thereof scrip certificates may be issued by the Corporation representing rights to such fractional shares and exchangeable, when accompanied by other certificates in such amount as to represent in the aggregate one or more full shares of stock, for certificates for full shares of stock. The holders of scrip certificates will not be entitled to any rights as Stockholders of the Corporation until the scrip certificates are so exchanged. Such scrip certificates may, at the election of the Board of Directors of the Corporation, be in bearer form, shall be non-dividend bearing, nonvoting and shall have such expiration date as the Board of Directors of the Corporation shall determine at the time of the authorization or issuance of such scrip certificates.


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                                  ARTICLE XVII.

                               UNCLAIMED DIVIDENDS

          Dividends declared by the Corporation which have not been paid to claimed by the person entitled to them within six years after they have been declared may at any time after such six-year period be regarded and used as funds of the Corporation, and any claim upon the Corporation for such dividends shall thereafter be barred.

                                 ARTICLE XVIII.

                        FIXING OF RECORD DATE OR CLOSING
                                 TRANSFER BOOKS

          The Board of Directors may fix in advance a time which shall be not more than sixty days before the date of any meeting of the Stockholders or the date for the payment of any dividend or the making of any distribution to Stockholders or the last day on which the consent or dissent of Stockholders may be effectively expressed for any purpose, as the record date for determining the Stockholders having the right to notice of and to vote at such meeting or any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only Stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date, the Board of Directors may for any of such purposes close the transfer books for all or any part of such period.

                                  ARTICLE XIX.

                                   FISCAL YEAR

          The fiscal year shall begin on the first day of January in each year and shall end on the thirty-first day of December in each year.

                                   ARTICLE XX.

                       INDEMNIFICATION AND RELATED MATTERS

     A.   ACTIONS INVOLVING DIRECTORS AND OFFICERS.

          1. The Corporation shall indemnify and defend each person (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation) who at any time is serving or has served as a Director or Officer of the Corporation against any claim, liability, or expense incurred as a result of this service, or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a Director, Officer, employee,


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member, or agent of another corporation, partnership, joint venture, trust, trade or industry association or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law. Without limiting the generality of the foregoing, the Corporation shall indemnify any such person who was or is a party (other than a party plaintiff suing on his or her own behalf or in the right of the Corporation), or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding.

          2. The Corporation shall not be liable to indemnify a Director or Officer for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the Director or Officer without the Director's or Officer's written consent. Neither the Corporation nor the Director or Officer will unreasonably withhold his or its consent to any proposed settlement.

     B.   ACTIONS INVOLVING EMPLOYEES OR AGENTS.

          1. The Corporation may, if it deems appropriate and as may be permitted by this Article, indemnify any person (other than a party plaintiff suing on his or her own behalf or in right of the Corporation), who at any time is serving or has served as an employee or agent of the Corporation against any claim, liability, or expense incurred as a result of such service or as a result of any other service on behalf of the Corporation, or service at the request of the Corporation as a Director, Officer, employee, member, or agent of another Corporation, partnership, joint venture, trust, trade or industry association, or other enterprise (whether incorporated or unincorporated, for-profit or not-for-profit), to the maximum extent permitted by law or to such lesser extent as the Corporation, in its discretion, may deem appropriate. Without limiting the generality of the foregoing, the Corporation may indemnify any such person who was or is a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, but not limited to, an action by or in the right of the Corporation) by reason of such service against expenses (including, without limitation, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her and in connection with the action, suit, or proceeding.

          2. To the extent that an employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Section B(1) of this Article, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the action, suit, or proceeding.

          3. The Corporation shall not be liable to indemnify an employee or agent for any amounts paid in settlement of any action or claim effected without the Corporation's written consent. The Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on the employee or agent without the


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


employee's or agent's written consent. Neither the Corporation nor the employee or agent will unreasonably withhold his or her or its consent to any proposed settlement.

          C. DETERMINATION OF RIGHT TO INDEMNIFICATION IN CERTAIN CIRCUMSTANCES. Any indemnification required under Section A of this Article or authorized by the Corporation in a specific case pursuant to Section B of this Article (unless ordered by a court) shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the Director, Officer, employee, or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit, or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders; provided that no such determination shall preclude an action brought in an appropriate court to challenge such determination.

          D. ADVANCE PAYMENT OF EXPENSES. Expenses incurred by a person who is or was a Director or Officer of the Corporation in defending a civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of an action, suit, or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by or at the direction of the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the Director, Officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article which undertaking may be accepted without reference to the financial ability of such person to make repayment.

          E. NOT EXCLUSIVE RIGHT. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled, whether under the By-laws of the Corporation or any statute, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          F. INDEMNIFICATION AGREEMENTS AUTHORIZED. Without limiting the other provisions of this Article, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any Director, Officer, employee, or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law. Any agreement entered into by the Corporation with a Director may be authorized by other Directors, and such authorization shall not be invalid on the basis that different or similar agreements may have been or may thereafter be entered into with other Directors.

          G. STANDARD OF CONDUCT. Except as may otherwise be permitted by law, no person shall be indemnified pursuant to this Article from or on account of such person's


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conduct who is adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. The Corporation may (but need not) adopt a more restrictive standard of conduct with respect to the indemnification of any employee or agent of the Corporation.

          H. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation against any claim, liability, or expense asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article. If the Corporation maintains such insurance, such insurance shall be primary, to the extent of coverage provided thereby, and the Corporation's obligation to provide the indemnification set forth herein shall be effective only to the extent that the Director, Officer, employee, or agent is not reimbursed pursuant to the coverage maintained under such insurance.

          I. CERTAIN DEFINITIONS. For the purposes of this Article:

               1. Any Director or Officer of the Corporation who shall serve as a Director, Officer, employee of any other corporation, partnership, joint venture, trust, or other enterprise of which the Corporation, directly or indirectly, is or was the owner of 20% or more of either the outstanding equity interests or the outstanding voting stock (or comparable interests) shall be deemed to be so serving at the request of the Corporation, unless the Board of Directors of the Corporation shall determine otherwise. In all other instances where any person shall serve as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise of which the Corporation is or was a Stockholder or creditor, or in which it is or was otherwise interested, if it is not otherwise established that such person is or was serving as a Director, Officer, employee, or agent at the request of the Corporation, the Board of Directors of the Corporation may determine whether such service is or was at the request of the Corporation, and it shall not be necessary to show any actual or prior request for such service.

          2. References to a Corporation include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a Director, Officer, employee, or agent of a constituent corporation or is or was serving at the request of a constituent corporation as a Director, Officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

               3. The term "other enterprise" shall include, without limitation, employee benefit plans and voting or taking action with respect to stock or other assets


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


therein; the term "serving at the request of the Corporation" shall include, without limitation, any service as a Director, Officer, employee, or agent of the Corporation which imposes duties on, or involves services by, a Director, Officer, employee, or agent with respect to any employee benefit plan, its participants, or beneficiaries; and a person who has acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have satisfied any standard of care required by or pursuant to this Article in connection with such plan; the term "fines" shall include, without limitation, any excise taxes assessed on a person with respect to an employee benefit plan and shall also include any damages (including treble damages) and any other civil penalties; the masculine pronoun shall be replaced by the feminine when context requires it.

          J. SURVIVAL. Any indemnification rights provided pursuant to this Article shall continue as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Notwithstanding any other provision in the Articles of Organization or By-laws, any indemnification rights arising under or granted pursuant to this Article shall survive amendment or repeal of this Article with respect to any acts or omissions occurring prior to the effective time of such amendment or repeal and persons to whom such indemnification rights are given shall be entitled to rely upon such indemnification rights with respect to such acts or omissions as a binding contract with the Corporation.

          K. LIABILITY OF THE DIRECTORS. It is the intention of the Corporation to limit the liability of the Directors of the Corporation, in their capacity as such, whether to the Corporation, its shareholders, or otherwise, to the fullest extent permitted by law. Consequently, should Massachusetts Business Corporation Law or any other applicable law be amended or adopted hereafter so as to permit the elimination or limitation of such liability, the liability of the Directors of the Corporation shall be so eliminated or limited without the need for amendment of the By-laws or further action on the part of the shareholders of the Corporation.

                                  ARTICLE XXI.

                                   AMENDMENTS

          These By-laws may be altered, amended or repealed at any annual or special meeting of the Stockholders called for the purpose, of which the notice shall specify the subject matter of the proposed alteration, amendment or repeal or the sections to be affected thereby, by vote of the Stockholders. These By-laws may also be altered, amended or repealed by vote of a majority of the Directors then in office, except that the Directors shall not take any action which provides for indemnification of Directors nor any action to amend this
Article XXI, and except that the Directors shall not take any action unless permitted by law.


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


          Any By-law so altered, amended or repealed by the Directors may be further altered or amended or reinstated by the Stockholders in the above manner.



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